Exhibit 99.1

BBX Capital Corporation Reports Financial Results

For the Fourth Quarter and Full Year, 2017

FORT LAUDERDALE, Florida – March 8, 2018, BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB) (“BBX Capital” or the “Company”) reported today its financial results for the quarter and year ended December 31, 2017.

Selected highlights of BBX Capital’s consolidated financial results include:

Fourth Quarter 2017 Compared to Fourth Quarter 2016:

•	Total consolidated revenues of $214.7 million vs. $198.5 million, an increase of 8.2%
•	Net income attributable to shareholders of $44.0 million vs. $4.9 million
•	Diluted earnings per share of $0.43 vs. $0.05
•

Benefit for income taxes of $37.3 million vs. a provision for income taxes of $12.5 million due to a decrease in net deferred tax liabilities as a result of the enactment of the Tax Cuts and Jobs Act (2)

•	Free cash flow of $19.6 million vs. $16.0 million (1)

Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016:

•	Total consolidated revenues of $815.8 million vs. $767.3 million, an increase of 6.3%
•	Net income attributable to shareholders of $82.2 million vs. $28.4 million
•	Diluted earnings per share of $0.79 vs. $0.32
•	Benefit for income taxes of $7.2 million vs. a provision for income taxes of $36.4 million primarily due to a decrease in net deferred tax liabilities (2)
•	Free cash flow of $43.6 million vs. $68.2 million (1)

Balance Sheet as of December 31, 2017 Compared to December 31, 2016:

•	Total consolidated assets of $1.6 billion vs. $1.4 billion
•	Total shareholders' equity of $573.2 million vs. $454.6 million
•	Fully diluted book value per share of $5.52 vs. $4.22

(1)	See the supplemental tables included in this release for a reconciliation of BBX Capital’s cash flow from operating activities to free cash flow.
(2)	The Company estimates that its effective combined federal and state income tax rate will decrease from 38% to a range of 30% to 32%.

Alan B. Levan, Chairman and Chief Executive Officer of BBX Capital, commented, “We are pleased with the accomplishments made at BBX Capital during 2017 and believe our progress reflects our goal of building a strong operating platform throughout our holdings and at the parent company level, and our goals of long-term growth and increasing shareholder value.

“2017 has been a  momentous year for BBX Capital.  After BBX Capital and I were cleared of any wrongdoing after years of litigation with the SEC in May 2017,  our Class A Common Stock commenced trading on the New York Stock Exchange (“NYSE”) in July 2017, and BBX Capital and Bluegreen Vacations Corporation (“Bluegreen Vacations” or “Bluegreen”) successfully pursued an IPO of Bluegreen’s common stock, which commenced trading on the NYSE under the ticker symbol ‘BXG’ in November 2017. These actions led to a momentous day when, on January 12, 2018, BBX Capital and Bluegreen rang both the Opening and Closing Bell of the NYSE, which is believed to have been a first time event on the Exchange. In addition, during 2017, we continued the expansion of our other operating verticals through the acquisition of IT’SUGAR in June 2017 and the commencement of our MOD Pizza franchise operations in the fourth quarter.

“BBX Capital’s goal is to build long-term shareholder value as opposed to focusing on quarterly or annual earnings. Today, BBX Capital’s investments include its 90% ownership interest in Bluegreen Vacations as well as investments made through its Real Estate and Middle Market Divisions.    Since many of BBX Capital’s assets do not generate income on a regular or predictable basis and the addition of stores in our operating companies as part of our growth strategy requires up-front expenses, our objective continues to be long-term growth in shareholder value as measured by increases in book value and intrinsic value over time.”

For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments and risks, please see BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2017, which will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com,  upon filing with the SEC on or about March 9, 2018.

The following selected information relates to the operating activities of Bluegreen and BBX Capital’s Real Estate and Middle Market Divisions.

Bluegreen Vacations -  Selected Financial Data

Selected highlights of Bluegreen’s financial results include:

Fourth Quarter 2017 Compared to Fourth Quarter 2016:

•	Sales of VOIs of $66.8 million vs. $69.5 million
•	System-wide sales of VOIs of $154.0 million vs. $146.0 million (1)
•	Other fee-based services revenue of $28.4 million vs. $25.0 million

•	Income before income taxes of $29.0 million vs. $37.6 million
•	Adjusted EBITDA of $35.6 million vs. $35.8 million (2)
•	Free cash flow of $27.6 million vs. $13.7 million (3)

Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016:

•	Sales of VOIs of $239.7 million vs. $266.1 million
•	System-wide sales of VOIs of $616.7 million vs. $605.4 million (1)
•	Other fee-based services revenue of $111.8 million vs. $103.4 million
•

Income before income taxes of  $135.3 million vs. $124.9 million. Income before income taxes for the year ended December 31, 2016 includes special bonuses totaling $10.0 million paid to certain employees

•	Adjusted EBITDA of $148.6 million vs. $137.9 million (2)
•	Free cash flow of $51.9 million vs. $92.3 million (3)

(1)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s Sales of VOIs to System-wide sales of VOIs, net.
(2)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s net income to Adjusted EBITDA.
(3)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s cash flow from operating activities to free cash flow.

In addition to BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2017,  more complete and detailed information regarding Bluegreen Vacations and its financial results, business, operations and risks can be found in Bluegreen Vacations’ press release reporting its financial results for the quarter and year ended December 31, 2017 and its Annual Report on Form 10-K for the year ended December 31, 2017, which is available on the SEC's website, https://www.sec.gov, and on Bluegreen’s website, www.BluegreenVacations.com.

BBX Capital Real Estate -  Selected Financial Data

Selected highlights of BBX Capital Real Estate’s financial results include:

Fourth Quarter 2017 Compared to Fourth Quarter 2016:

•	Revenues of $2.2 million, which was consistent with the same period in 2016
•	Recoveries from previously charged off loans of $1.4 million vs. $1.5 million
•	Equity in earnings of unconsolidated real estate joint ventures of $4.9 million vs. $7.8 million

Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016:

•	Revenues of $9.3 million vs. $14.7 million, a decrease of 36.7%
•	Recoveries from previously charged off loans of $7.5 million vs $20.5 million
•	Equity in earnings of unconsolidated real estate joint ventures of $14.5 million vs $13.6 million

While BBX Capital Real Estate’s financial results for the year ended December 31, 2017 reflect the continued decline in the outstanding balance of its legacy assets acquired from BankAtlantic,  it generated increased equity in earnings from its unconsolidated joint ventures during 2017 in connection with the completion of various development projects, including the CC Homes Bonterra  joint venture, which sold the remaining homes in a 394 single-family home development during 2017, and the Gardens on Millenia retail joint venture, which sold a portion of its newly-developed retail center in December 2017. In 2017, BBX Capital Real Estate continued to focus on expanding its investments in real estate development assets primarily through new investments in real estate joint ventures, including three new investments in unconsolidated joint ventures for an aggregate investment of $7.7 million, and continued progress in its development of the Beacon Lake Community in St. Johns County, Florida. In February 2018, the first two developed land parcels were sold to homebuilders in the Beacon Lake Community development.

BBX Capital Middle Market -  Selected Financial Data

BBX Capital Middle Market: Renin Holdings, LLC

Selected highlights of Renin Holdings, LLC’s (“Renin”) financial results include:

Fourth Quarter 2017 Compared to Fourth Quarter 2016:

•	Trade sales of $17.7 million vs. $19.3 million, a decrease of 8.3%
•	Gross margin of $5.5 million vs. $5.8 million
•	Gross margin percentage of 31.2% vs. 29.9%
•	Income before income taxes of $1.1 million vs. $0.4 million
•	Adjusted EBITDA of $1.7 million vs $1.0 million (1)

Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016:

•	Trade sales of $69.6 million vs. $65.2 million, an increase of 6.7%,
•	Gross margin of $20.3 million vs. $18.1 million
•	Gross margin percentage of 29.1% vs. 27.8%
•	Income before income taxes of $2.2 million vs. $0.9 million
•	Adjusted EBITDA of $4.6 million vs $1.9 million (1)

(1)	See the supplemental tables included in this release for a reconciliation of Renin’s net income to Adjusted EBITDA.

Renin’s financial results for the year ended December 31, 2017 reflect the continued improvement in its operating performance, including increased sales of its barn door product and growth in e-commerce sales. During 2017, Renin also continued to increase operating efficiencies through the integration of its manufacturing facilities in the United States and Canada.

BBX Capital Middle Market: BBX Sweet Holdings

Selected highlights of BBX Sweet Holdings’ financial results include:

Fourth Quarter 2017 Compared to Fourth Quarter 2016:

•	Trade sales of $28.0 million vs. $12.4 million, an increase of 125.8%
•	Gross margin of $10.0 million vs. $2.3 million
•	Gross margin percentage of 35.7% vs. 18.4%
•	Loss before taxes of ($8.1) million vs. loss of ($3.2) million

Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016:

•	Trade sales of $72.9 million vs. $30.8 million, an increase of 136.7%
•	Gross margin of $24.6 million vs. $3.5 million
•	Gross margin percentage of 33.7% vs. 11.4%
•	Loss before taxes of ($16.8) million vs. loss of ($14.9) million

The significant increase in BBX Sweet Holdings’ revenues and gross margins primarily resulted from its acquisition of IT’SUGAR, a specialty candy retailer with 95 locations in 26 states and Washington, DC, in June 2017.  IT’SUGAR generated income before income taxes of $2.6 million from the acquisition date through December 2017. Due to anticipated costs of opening new stores in the future, the Company does not expect that IT’SUGAR will generate income before taxes on a regular basis, however, the acquisition of IT’SUGAR is expected to be cash flow accretive to the Company and has significantly expanded BBX Sweet Holdings’ retail footprint in the confectionery industry.

The increase in BBX Sweet Holdings’ loss before income taxes primarily resulted from the recognition of $5.2 million of non-cash impairment charges during the fourth quarter of 2017 associated with declining profits in its Orlando manufacturing operations, the elimination of unprofitable brands, and the exploration of strategic alternatives for its manufacturing facility in Utah.

BBX Capital Middle Market: MOD Pizza

Selected highlights of BBX Capital’s MOD Pizza franchise operations during 2017 include:

•

Built infrastructure to support the Company’s plans to open approximately 60 MOD franchised pizza restaurant locations throughout Florida over the next six years, including hiring the necessary personnel to establish initial store operations

•	Opened two restaurant locations during the fourth quarter of 2017
•	Continued to establish pipeline of restaurant locations, with an expectation to open eight to twelve locations during 2018

Non-GAAP Financial Measures:  The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, System-wide Sales of VOIs and Free Cash Flow.  Please see the supplemental tables for how these terms are defined and for reconciliations of such measures to the most comparable GAAP financial measures.

---

About BBX Capital Corporation: BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB), is a Florida-based diversified holding company whose activities include its 90 percent ownership interest in Bluegreen Vacations Corporation (NYSE: BXG) as well as its real estate and middle market divisions.  For additional information, please visit www.BBXCapital.com.

About Bluegreen Vacations Corporation: Bluegreen Vacations Corporation (NYSE: BXG), founded in 1966 and headquartered in Boca Raton, Florida, is a leading vacation ownership company that markets and sells vacation ownership interests (VOIs) and manages resorts in top leisure and urban destinations. Bluegreen’s resort network includes 43 Club Resorts (resorts in which owners in the Bluegreen Vacation Club (“Vacation Club”) have the right to use most of the units in connection with their VOI ownership) and 24 Club Associate Resorts (resorts in which owners in its Vacation Club have the right to use a limited number of units in connection with their VOI ownership). Through Bluegreen’s points-based system, the approximately 213,000 owners in its Vacation Club have the flexibility to stay at units available at any of its resorts and have access to almost 11,000 other hotels and resorts through partnerships and exchange networks. Bluegreen Vacations also offers a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties. Bluegreen is 90% owned by BBX Capital Corporation. For further information, visit www.BluegreenVacations.com.

BBX Capital Corporation Contact Info:

Investor Relations: Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300,  Email: LHinkley@BBXCapital.com

Media Relations Contacts: Kip Hunter Marketing, 954-765-1329, Nicole Lewis / Elysia Volpe
Email: nicole@kiphuntermarketing.com,  elysia@kiphuntermarketing.com

###

This press release contains forward-looking statements based largely on current expectations of BBX Capital or its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements.  Forward-looking statements may be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties and other cautionary statements made herein. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of the Company, its subsidiaries and their respective investments and operations, and the reader should note that prior or current performance is not a guarantee or indication of future performance. Future results could differ materially as a result of a variety of risks and uncertainties. Some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which the Company operates, including the development, operation, management and investment in residential and commercial real estate, the resort development and vacation ownership industries in which Bluegreen operates, the home improvement industry in which Renin operates, and the sugar and confectionery industry in which BBX Sweet Holdings operates as well as the pizza franchise industry in which the Company has recently commenced activities.  Risks and uncertainties include, without limitation, the risks and uncertainties affecting BBX Capital and its subsidiaries, and their respective results, operations, markets, products, services and business strategies, including risks associated with the ability to successfully implement currently anticipated plans and generate earnings, long term growth, and increased value; the performance of entities in which BBX Capital has made investments may not be profitable or perform as anticipated; BBX Capital is dependent upon dividends from its subsidiaries, principally Bluegreen, to fund its operations; BBX Capital’s subsidiaries may not be in a position to pay dividends, dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments, and may be subject to declaration by such subsidiary’s board of directors or managers; the risks relating to acquisitions, including acquisitions in diverse activities, including the risk that they will not perform as expected and will adversely impact the Company’s results; risks relating to the monetization of BBX Capital’s legacy assets; and risks related to litigation and other legal proceedings involving BBX Capital and its subsidiaries. The Company’s investment in Bluegreen Vacations Corporation exposes the Company to risks of Bluegreen’s business and risks inherent in the vacation ownership industry, as well as other risks relating to the ownership of Bluegreen’s common stock, including those described in Bluegreen’s Annual Report on Form 10-K for the year ended December 31, 2017.  In addition, with respect to BBX Capital’s Real Estate and Middle Market Division, the risks and uncertainties include risks relating to the real estate market and real estate development, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, and contractual commitments may not be completed on the terms provided or at all; risks relating to acquisitions of operating businesses, including integration risks, risks regarding achieving profitability, that new personnel will not be successful, foreign currency transaction risk, goodwill and other intangible impairment risks; the risk that assets may be disposed of at a loss; and risks related to the Company’s MOD Pizza franchise activities, including that stores may not be opened when or in the number expected and stores opened may not be profitable or otherwise perform as expected.  Reference is also made to the other risks and uncertainties described in BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2017.  The Company cautions that the foregoing factors are not exclusive.

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended December 31, 2017 (in thousands):

	Reportable Segments
		BBX Capital			Corporate
		Real		BBX Sweet	Expenses &		Segment
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Total
Revenues:
Sales of VOIs	$66,823	-	-	-	-	-	66,823
Fee-based sales	-	-	-	-	-	-
commission revenue	50,343	-	-	-	-	-	50,343
Other fee-based services revenue	28,377	-	-	-	-	-	28,377
Trade sales	-	-	17,739	27,979	245	-	45,963
Interest income	21,203	310	-	35	295	(1,200)	20,643
Net gains on sales of assets	-	281	-	-	-	-	281
Other revenue	432	1,624	-	51	402	(192)	2,317
Total revenues	167,178	2,215	17,739	28,065	942	(1,392)	214,747

Costs and Expenses:
Cost of sales of VOIs	6,702	-	-	-	-	-	6,702
Cost of other fee-based services	16,786	-	-	-	-	-	16,786
Cost of trade sales	-	-	12,208	18,003	91	-	30,302
Interest expense	6,198	0	171	80	2,379	(1,200)	7,628
Recoveries from loan losses, net	-	(1,397)	-	-	-	-	(1,397)
Asset impairments, net	-	368	-	5,512	-	-	5,880
Litigation costs and
penalty reimbursements	-	-	-	-	(1,450)	-	(1,450)
Selling, general and
administrative expenses	108,455	3,112	4,356	12,598	11,261	(192)	139,590
Total costs and expenses	138,141	2,083	16,735	36,193	12,281	(1,392)	204,041

Equity in net earnings of
unconsolidated real
estate joint ventures	-	4,863	-	-	-	-	4,863
Foreign exchange loss	-	-	119	-	-	-	119
Income (loss) before income taxes	$29,037	4,995	1,123	(8,128)	(11,339)	-	15,688

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended December 31, 2016 (in thousands):

	Reportable Segments
		BBX Capital			Corporate
		Real		BBX Sweet	Expenses &		Segment
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Total
Revenues:
Sales of VOIs	$69,488	-	-	-	-	-	69,488
Fee-based sales
commission revenue	48,111	-	-	-	-	-	48,111
Other fee-based services revenue	25,027	-	-	-	-	-	25,027
Trade sales	-	-	19,303	12,403	-	-	31,706
Interest income	22,579	525	-	2	37	(2,000)	21,143
Net gains on sales of assets	-	750	-	-	-	-	750
Other revenue	1,127	930	-	1	495	(234)	2,319
Total revenues	166,332	2,205	19,303	12,406	532	(2,234)	198,544

Costs and Expenses:
Cost of sales of VOIs	7,936	-	-	-	-	-	7,936
Cost of other fee-based services	15,835	-	-	-	-	-	15,835
Cost of trade sales	-	-	13,538	10,123	-	-	23,661
Interest expense	6,392	-	109	7	3,207	(2,000)	7,715
Recoveries from loan losses, net	-	(1,529)	-	-	-	-	(1,529)
Asset impairments, net	-	612	-	2,352	-	-	2,964
Selling, general and
administrative expenses	98,521	2,567	5,149	3,081	19,831	(234)	128,915
Total costs and expenses	128,684	1,650	18,796	15,563	23,038	(2,234)	185,497

Equity in net earnings of
unconsolidated real
estate joint ventures	-	7,837	-	-	-	-	7,837
Foreign exchange loss	-	-	(106)	-	-	-	(106)
Income (loss) before income taxes	$37,648	8,392	401	(3,157)	(22,506)	0	20,778

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the year ended December 31, 2017 (in thousands):

	Reportable Segments
		BBX Capital			Corporate
		Real		BBX Sweet	Expenses &		Segment
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Total
Revenues:
Sales of VOIs	$239,662	-	-	-	-	-	239,662
Fee-based sales
Fee-based sales
commission revenue	229,389	-	-	-	-	-	229,389
Other fee-based services revenue	111,819	-	-	-	-	-	111,819
Trade sales	-	-	69,648	72,905	245	-	142,798
Interest income	86,876	2,225	-	38	969	(6,400)	83,708
Net gains on sales of assets	-	2,442	-	-	-	-	2,442
Other revenue	312	4,647	-	74	1,480	(549)	5,964
Total revenues	668,058	9,314	69,648	73,017	2,694	(6,949)	815,782

Costs and Expenses:
Cost of sales of VOIs	17,439	-	-	-	-	-	17,439
Cost of other fee-based services	68,336	-	-	-	-	-	68,336
Cost of trade sales	-	-	49,358	48,306	91	-	97,755
Interest expense	29,977	-	509	335	10,784	(6,400)	35,205
Recoveries from loan losses, net	-	(7,495)	-	-	-	-	(7,495)
Asset impairments, net	-	1,646	-	5,785	-	-	7,431
Net gains on cancellation of
junior subordinated debentures	-	-	-	-	(6,929)	-	(6,929)
Litigation costs and
penalty reimbursements	-	-	-	-	(13,169)	-	(13,169)
Selling, general and
administrative expenses	416,970	11,113	17,408	35,374	57,809	(549)	538,125
Total costs and expenses	532,722	5,264	67,275	89,800	48,586	(6,949)	736,698

Equity in net earnings of
unconsolidated real
estate joint ventures	-	14,483	-	-	-	-	14,483
Foreign exchange loss	-	-	(193)	-	-	-	(193)
Income (loss) before income taxes	$135,336	18,533	2,180	(16,783)	(45,892)	-	93,374

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the year ended December 31, 2016 (in thousands):

	Reportable Segments
		BBX Capital			Corporate
		Real		BBX Sweet	Expenses &		Segment
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Total
Revenues:
Sales of VOIs	$266,142	-	-	-	-	-	266,142
Fee-based sales
commission revenue	201,829	-	-	-	-	-	201,829
Other fee-based services revenue	103,448	-	-	-	-	-	103,448
Trade sales	-	-	65,225	30,771	-	-	95,996
Interest income	89,510	3,606	-	10	620	(8,000)	85,746
Net gains on sales of assets	-	6,076	-	-	-	-	6,076
Other revenue	1,724	5,067	-	8	2,230	(971)	8,058
Total revenues	662,653	14,749	65,225	30,789	2,850	(8,971)	767,295

Costs and Expenses:
Cost of sales of VOIs	27,346	-	-	-	-	-	27,346
Cost of other fee-based services	64,479	-	-	-	-	-	64,479
Cost of trade sales	-	-	47,088	27,253	-	-	74,341
Interest expense	30,853	-	313	409	12,462	(8,000)	36,037
Recoveries from loan losses, net	-	(20,508)	-	-	-	-	(20,508)
Asset impairments, net		2,304	-	2,352	-	-	4,656
Selling, general and
administrative expenses	415,027	11,864	17,186	15,720	57,931	(971)	516,757
Total costs and expenses	537,705	(6,340)	64,587	45,734	70,393	(8,971)	703,108

Equity in net earnings of
unconsolidated real
estate joint ventures	-	13,630	-	-	-	-	13,630
Foreign exchange gain	-	-	219	-	-	-	219
Income (loss) before income taxes	$124,948	34,719	857	(14,945)	(67,543)	-	78,036

The following supplemental table presents Bluegreen’s System-wide sales of VOIs for the three months and for the years ended December 31, 2017 and 2016 as well as a reconciliation of Bluegreen’s Sales of VOIs to Bluegreen’s System-wide sales of VOIs (unaudited) (in thousands):

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Sales of VOIs	$66,823	69,488	239,662	266,142
Estimated uncollectible VOI
notes receivable	14,059	7,454	46,134	44,428
Gross Sales of VOI's	80,882	76,942	285,796	310,570
Plus: Fee-based sales	73,098	69,059	330,854	294,822
System-wide sales of VOIs, net	$153,980	146,001	616,650	605,392

System-wide Sales of VOIs, net is a non-GAAP measure and represents all sales of VOIs, whether owned by Bluegreen or a third party immediately prior to the sale. Sales of VOIs owned by third parties are transacted as sales of VOIs in Bluegreen’s Vacation Club through the same selling and marketing process they use to sell their VOI inventory. Bluegreen consider system-wide sales of VOIs, net to be an important operating measure because it reflects all sales of VOIs by their sales and marketing operations without regard to whether Bluegreen or a third party owned such VOI inventory at the time of sale. System-wide sales of VOIs, net should not be considered as an alternative to sales of VOIs or any other measure of financial performance derived in accordance with GAAP or to any other method of analyzing results as reported under GAAP.

The following supplemental table represents BBX Capital’s free cash flow for the three months and for the years ended December 31, 2017 and 2016 as well as a reconciliation of cash flow from operating activities to free cash flow (unaudited) (in thousands):

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cash flow from operating activities	$27,442	20,055	65,599	81,163
Capital expenditures for property and equipment	(7,887)	(4,010)	(22,045)	(12,939)
Free cash flow	$19,555	16,045	43,554	68,224

The following supplemental table represents Bluegreen’s free cash flow for the three months and for the years ended December 31, 2017 and 2016 as well as a reconciliation of cash flows from operating activities to free cash flow (unaudited) (in thousands):

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cash flow from operating activities	$32,304	16,265	65,970	101,868
Capital expenditures for property and equipment	(4,735)	(2,593)	(14,115)	(9,605)
Free cash flow	$27,569	13,672	51,855	92,263

Free cash flow is a non-GAAP measure and is defined as cash provided by operating activities less capital expenditures for property and equipment. The Company and Bluegreen focus on the generation of free cash flow. The Company considers free cash flow to be a useful supplemental measure of the Company’s and Bluegreen’s ability to generate cash flow from operations and is a supplemental measure of liquidity.  Free cash flow should not be considered as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of free cash flow may differ from the methodology utilized by other companies. Investors are cautioned that the item excluded from free cash flow is a  significant component in understanding and assessing the Company’s financial performance.

The following supplemental table presents Bluegreen’s EBITDA and Adjusted EBITDA, defined below, for the three months and for the years ended December 31, 2017 and 2016, as well as a reconciliation of EBITDA and Adjusted EBITDA to net income (unaudited) (in thousands):

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income	$69,855	28,816	138,310	84,776
(Benefit) provision for income taxes	(40,818)	8,830	(2,974)	40,172
Income before income taxes	29,037	37,646	135,336	124,948
Add/(Less):
Interest income (other than interest earned on VOI notes receivable)	(1,387)	(2,061)	(6,874)	(8,167)
Interest expense	1,753	2,255	12,168	12,505
Franchise Taxes	51	98	178	186
Depreciation and Amortization	2,541	2,400	9,632	9,536
Bluegreen EBITDA	31,995	40,338	150,440	139,008
EBITDA attributable to the noncontrolling
interest in Bluegreen/Big Cedar Vacations	(3,348)	(3,189)	(12,509)	(9,705)
(Gain) loss on assets held-for-sale	2	(1,386)	46	(1,423)
Corporate realignment costs	2,157	-	5,836	-
One-time payment to Bass Pro	4,781	-	4,781	-
One-time special bonus	-	-	-	10,000
Adjusted EBITDA	$35,587	35,763	148,594	137,880

EBITDA is defined as earnings or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), income and franchise taxes, depreciation and amortization.  For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

Adjusted EBITDA is defined as EBITDA adjusted for amounts attributable to noncontrolling interest in Bluegreen/Big Cedar Vacations (in which Bluegreen has a 51% equity interest) and items that the Company believes are not representative of ongoing operating results.

The Company considers Bluegreen’s EBITDA and Adjusted EBITDA to be an indicator of Bluegreen’s operating performance, and it is used to measure Bluegreen’s ability to service debt, fund capital expenditures and expand its business.

EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

The Company considers Adjusted EBITDA to be a useful supplemental measure of Bluegreen’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of the company's financial performance, or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing the Company’s financial performance.

The following supplemental table presents Renin’s EBITDA and Adjusted EBITDA, defined below, for the three months and for the years ended December 31, 2017 and 2016, as well as a reconciliation of EBITDA and Adjusted EBITDA to Renin’s net income (unaudited) (in thousands):

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income from Renin	$885	401	$1,484	857
Provision from income taxes	238	-	696	-
Income before income taxes	1,123	401	2,180	857
Add/(Less):
Interest expense	171	154	509	396
Depreciation and Amortization	539	354	1,713	818
EBITDA	1,833	909	4,402	2,071
Foreign exchange (gain) loss	(119)	106	193	(219)
Adjusted EBITDA	$1,714	1,015	$4,595	1,852

Renin’s EBITDA is defined as its earnings, or net income, before taking into account interest expense, depreciation and amortization.

Renin’s Adjusted EBITDA is defined as EBITDA adjusted for foreign exchange (gains) and losses.

The Company considers Renin’s EBITDA to be an indicator of Renin’s operating performance, and it is used to measure Renin’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Renin’s Adjusted EBITDA excludes foreign exchange gains and losses as exchange rates may vary significantly among companies.

The Company considers Adjusted EBITDA to be a useful supplemental measure of Renin’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to income before income taxes as an indicator of Renin’s financial performance, or as an alternative to cash flow from operating activities as a measure of its liquidity. The computation of Renin’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance.